As filed with the Securities and Exchange Commission on July 18, 2002
Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEW FOCUS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	5215 Hellyer Avenue	33-0404910
(State of Incorporation)	San Jose, California 95138-1001 (Address, including zip code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

2000 DIRECTOR OPTION PLAN
(Full title of the plan)

Nicola Pignati
President and Chief Executive Officer
New Focus, Inc.
5215 Hellyer Avenue
San Jose, California 95138-1001
(408) 284-4700
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Alisande M. Rozynko, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Options and underlying Common Stock, $.001 par value issued under Registrant’s 2000 Director Option Plan	300,000 shares	$2.930	$879,000	$80.87

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)
The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price are estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on July 15, 2002.

(3)
The amount of the Registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933 which provides that the fee shall be $92 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be registered.

NEW FOCUS, INC.
REGISTRATION STATEMENT ON FORM S-8

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note:

This Registration Statement is filed with respect to additional shares of common stock that may be issued under the Registrant’s 2000 Director Option Plan as a result of an increase in the number of authorized shares reserved for issuance under the plan as approved by the stockholders at the 2002 Annual Meeting of the Stockholders of New Focus, Inc.

Item 3.    Incorporation of Documents by Reference

There are hereby incorporated by reference into this Registration Statement and into the Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

1.  New Focus’ Registration Statement on Form S-8, File Number 333-37280, filed with the Commission on May 18, 2000.

2.  New Focus’ Annual Report on Form 10-K for the fiscal year ended December 30, 2001, filed with the Commission on March 28, 2002.

3.  New Focus’ Current Report on Form 8-K filed with the Commission on April 26, 2002.

4.  New Focus’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, filed with the Commission on May 13, 2002.

5.  New Focus’ Current Report on Form 8-K filed with the Commission on June 5, 2002.

6.  The description of the Registrant’s Common Stock contained in the New Focus Registration Statement on Form 8-A filed on March 6, 2000 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 8.    Exhibits

Exhibit Number	Document

4.1	Registrant’s 2000 Director Option Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to

legality of securities being registered

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.3	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see page 5)

Item 9.    Undertakings

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is

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against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, New Focus, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on the 18th day of July, 2002.

NEW FOCUS, INC.

By:	/s/ NICOLA PIGNATI
Nicola Pignati President and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nicola Pignati and William L. Potts, Jr. and each of them, acting individually, as his attorney–in–fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post–effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ NICOLA PIGNATI Nicola Pignati	President and Chief Executive Officer (Principal Executive Officer and Director)	July 18, 2000

/s/ WILLIAM L. POTTS, JR. William L. Potts, Jr.	Chief Financial Officer	July 18, 2002

/s/ R. CLARK HARRIS R. Clark Harris	Chairman of the Board (Director)	July 18, 2002

/s/ PETER F. BORDUI Dr. Peter F. Bordui	Director	July 18, 2000

/s/ JOHN DEXHEIMER John Dexheimer	Director	July 18, 2002

/s/ WINSTON S. FU Dr. Winston S. Fu	Director	July 18, 2002

/s/ DON G. HALLACY Don G. Hallacy	Director	July 18, 2002

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INDEX TO EXHIBITS

Exhibit Number	Document

4.1	Registrant’s 2000 Director Option Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.3	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see page 5)